                        EXHIBIT 99 - COMPUTATION OF THE
                      RATIOS OF EARNINGS TO FIXED CHARGES

                    WHIRLPOOL CORPORATION AND SUBSIDIARIES

                             (dollars in millions)

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

                                              Six Months Ended
                                               June 30, 1995
                                    -------------------------------------
                                    Appliance    Financial     Whirlpool
                                    Business     Services     Corporation
                                    ---------    ---------    -----------
Pretax earnings                     $   145.3    $    16.6    $     161.9

Portion of rents representative
  of the interest factor                 10.0          0.4           10.4

Interest on indebtedness                 57.7         38.0           95.7

Amortization of debt expense
  and premium                             0.3          0.1            0.4

WFC preferred stock dividend                -          2.3            2.3
                                    ---------    ---------    -----------

       Adjusted income              $   213.3    $    57.4    $     270.7
                                    =========    =========    ===========

Fixed charges
- -------------

  Portion of rents representative
    of the interest factor          $    10.0    $     0.4    $      10.4

  Interest on indebtedness               57.7         38.0           95.7

  Amortization of debt expense
    and premium                           0.3          0.1            0.4

  WFC preferred stock dividend              -          2.3            2.3
                                    ---------    ---------    -----------

                                    $    68.0    $    40.8    $     108.8
                                    =========    =========    ===========

Ratio of earnings to
  fixed charges                          3.14         1.41           2.49
                                    =========    =========    ===========

Ratio of earnings to
  fixed charges at
  June 30, 1994                          5.44         1.44           4.08
                                    =========    =========    ===========
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